Exhibit.10.16
FIRST MODIFICATION TO PROMISSORY NOTE

     THIS MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of  March 31, 2012, by and between AMBASSADORS GROUP, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note in the maximum principal amount of $20,000,000.00, executed by Borrower and payable to the order of Bank, dated as of May 31, 2011 (the "Note") , which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of May 30, 2008, as amended from time to time (the "Loan Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

     1.     The fixed rate of interest applicable to the Note is hereby modified to be one and three-quarters percent (1.75%) above LIBOR in effect on the first day of each Fixed Rate Term.

     2.     The effective date of the changes set forth herein shall be March 31, 2012.

     3.     Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification.  All terms defined in the Note or the Loan Agreement shall have the same meaning when used in this Modification.  This Modification and the Note shall be read together, as one document.

     4.     Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

WELLS FARGO BANK,
AMBASSADORS GROUP, INC.	NATIONAL ASSOCIATION
By: /s/ Anthony F. Dombrowik	By:/s/ Thomas Thoen
Anthony F. Dombrowik,	Thomas Thoen,
Chief Financial Officer	Relationship Manager